Exhibit 32.3
Certification of Chief Executive Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
     In connection with the Amendment No. 1 to Annual Report on Form 10-K/A of Sunrise Senior Living, Inc. (the “Company”) for the Year Ended December 31, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”), I, Paul J. Klaassen, Chief Executive Officer of the Company, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, except as disclosed in the Table of Contents to Item 8 of the Report, “Financial Statements and Supplementary Data”; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.

/s/ Paul J. Klaassen
Paul J. Klaassen
Date: October 15, 2008	Chief Executive Officer